Exhibit 5.1

                               THE LAW OFFICE OF
                             CONRAD C. LYSIAK, P.S.
                        601 WEST FIRST AVENUE, SUITE 903
                           SPOKANE, WASHINGTON 99201
                                 (509) 624-1475
                              FAX: (509) 747-1770
                         EMAIL: CCLYSIAK@LYSIAKLAW.COM


                                August 26, 2010

Novagen Solar Inc.
3044 Bloor Street West
Suite 1440
Toronto, Ontario
Canada  M8X 2Y8

     RE:     Novagen Solar Inc.
             Form S-1 Registration Statement


Ladies/Gentlemen:

     I have acted as special securities counsel for Novagen Solar Inc., a Nevada corporation (the "Company"), in connection with the preparation of a registration statement on Form S-1 (the "Registration Statement") pursuant to the United States Securities Act of 1933, as amended (the "Act") to be filed with the Securities and Exchange Commission (the "SEC") registering for sale by certain selling shareholders of 21,224,600 common shares (the "Shares"). The Shares of common stock have a par value of $0.0001 per share and the offering price is $0.01 per share.

     You have asked me to render my opinion as to the matters hereinafter set forth herein.

     I have examined originals and copies, certified or otherwise identified to my satisfaction, of all such agreements, certificates, and other statements of corporate officers and other representatives of the company, and other documents as I have deemed necessary as a basis for this opinion. In my examination I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity with the originals of all documents submitted to me as copies. I have, when relevant facts material to my opinion were not independently established by me, relied to the extent I deemed such reliance proper upon written or oral statements of officers and other representatives of the Company.

     Novagen Solar Inc.
     August 26, 2010
     Page 2


     Based upon and subject to the foregoing, I am of the opinion that insofar as the laws of Nevada are concerned:

1. The Company is a corporation duly organized and validly existing under the laws of the state of Nevada.

2. The Shares to be sold as described in the Registration Statement have been duly authorized and legally issued as fully paid and non-assessable shares.

     I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement, and to the use of my firm name wherever appearing in the Registration Statement.


                                        Yours truly,

                                       THE LAW OFFICE OF CONRAD C. LYSIAK, P.S.


                                       BY:  /s/ Conrad C. Lysiak
                                       Conrad C. Lysiak